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                                                                    EXHIBIT 99.1


                                  RISK FACTORS

         Visteon Corporation hereby avails itself of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

         Visteon may, from time to time, make forward-looking statements, including statements projecting, forecasting or estimating company performance and industry trends. Visteon's forward-looking statements are not guarantees of future results and conditions but rather are subject to risks and uncertainties, including the following:

         o Weak economic conditions in the United States, resulting in the current, cyclical decline in the vehicle production rate.

         o Changes in the operations (including products, product planning and part sourcing), financial condition, results of operations or market share of Visteon's customers, particularly its largest customer, Ford Motor Company, which is undergoing a comprehensive "revitalization plan."

         o Visteon's ability to increase sales to customers other than Ford; to maintain current business with, and to win future business from, Ford; to generate cost savings to offset agreed upon price reductions or price reductions to win additional business and, in general, to maintain and improve its operating performance; to recover engineering and tooling costs; to streamline and focus its product portfolio; to sustain technological competitiveness; to compete favorably with automotive parts suppliers with lower cost structures and greater ability to rationalize operations; and to exit non-performing businesses on satisfactory terms, particularly due to limited flexibility under existing labor agreements.

         o Significant changes in the competitive environment in the major markets where Visteon procures materials, components or supplies or where its products are manufactured, distributed or sold, including the implementation of Internet-based purchasing initiatives.

         o Legal and administrative proceedings, investigations and claims, including product liability, warranty, environmental and safety claims, and any recalls of products manufactured or sold by Visteon.

         o Changes in economic conditions, currency exchange rates or political stability in foreign countries where Visteon procures materials, components or supplies or where its products are manufactured, distributed or sold.

         o Shortages of materials or interruptions in transportation systems, labor strikes, work stoppages or other interruptions to or difficulties in the employment of labor in the major markets where Visteon purchases materials, components or supplies to manufacture its products or where its products are manufactured, distributed or sold.



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         o        Changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of Visteon's products or assets.

         o Visteon's access to financial resources sufficient in order to make payments related to pensions and other postretirement employee benefits, retirement of outstanding debt and other contractual commitments, all at the levels and at the times planned by management.

         o Possible terrorist attacks or acts of war, which could exacerbate other risks such as slowed vehicle production or interruptions in the transportation system, or fuel prices and supply.

         o Other risks and uncertainties detailed from time to time in Visteon's Securities and Exchange Commission filings.

         These risks and uncertainties are not the only ones facing Visteon. Additional risks and uncertainties not presently known to Visteon or currently believed to be immaterial also may adversely affect Visteon's business. Any risks and uncertainties that develop into actual events could have material adverse effects on Visteon's business, financial condition and results of operations. For these reasons, do not place undue reliance on forward-looking statements.